Sub-Item 77I: Terms of New or Amended Securities

Effective July 31, 2015, the Goldman Sachs Capital
\ Growth Fund, Goldman Sachs Concentrated Growth Fund,
Goldman Sachs Dynamic U.S. Equity Fund, Goldman Sachs Flexible Cap Growth Fund, Goldman Sachs Focused Growth Fund, Goldman Sachs Growth and Income Fund,
 Goldman Sachs Growth Opportunities Fund, Goldman Sachs Large Cap Value Fund, Goldman Sachs Mid Cap Value Fund, Goldman Sachs Small Cap Value Fund,
Goldman Sachs Small/Mid Cap Growth Fund,
Goldman Sachs Small/Mid Cap Value Fund
and Goldman Sachs Strategic Growth Fund (the Funds) commenced offering Class R6 Shares. The terms of the Class R6 Shares for the Funds are described in Post-Effective Amendment No. 480 to the Registrants Registration Statement on Form N-1A, filed with the
Securities and Exchange Commission on July 31, 2015
(Accession No. 0001193125-15-273145).

Effective July 31, 2015, the Goldman Sachs Focused Value Fund commenced offering Class A, Class C, Institutional, Class IR, Class R and Class R6 Shares (the Shares). The terms of the Shares for the Fund are described in Post-Effective Amendment No. 481 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on July 31, 2015 (Accession No. 0001193125-15-273155).